                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               ------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 31, 1997

                         MURDOCK COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Iowa
                 ----------------------------------------------
                 (State or other jurisdiction or incorporation)

       000-21463                                        42-1337746
----------------------------                 --------------------------------
 (Commission File                              (I.R.S. Employer I.D. Number)
    Number)


       1112 29th Avenue S.W.
        Cedar Rapids, Iowa                              52404
----------------------------------------             -----------
(Address of Principal Executive Offices)              (Zip Code)

                                  319-362-6900
              ----------------------------------------------------
              (Registrant's telephone number; including area code)

         Item 7 of the Current Report on Form 8-K of Murdock Communications Corporation dated October 31, 1997, filed with the Securities and Exchange Commission on November 7, 1997, is hereby amended in its entirety as follows to reflect the information required by such item.


Item 7.  Financial Statements and Exhibits.

         (a)     Financial statements of business acquired.

                 Combined Financial Statements of Priority International Communications, Inc. and PIC Resources Corporation (begins at page 5).


                 Financial Statements of ATN Communications, Inc.
                 (begins at page 19).


         (b)     Pro forma financial information.

                 Pro Forma Financial Information of Murdock
                 Communications Corporation (begins at page 26).

         (c)     Exhibits

                 *2.1--Stock Purchase Agreement, dated as of August 22, 1997, among MCC Acquisition Corp., Priority International Communications, Inc. and certain shareholders of Priority International Communications, Inc.

                 *2.2--First Amendment to Stock Purchase Agreement, dated as of
                        October 31, 1997, among MCC Acquisition Corp.,
                        Priority International Communications, Inc. and certain shareholders of Priority International Communications, Inc.

                 *2.3--Stock Purchase Agreement, dated as of August 22, 1997, among MCC Acquisition Corp., PIC Resources Corp., the Shareholders of PIC Resources Corp. and ATN Communications Inc.

                 *2.4--First Amendment to Stock Purchase Agreement, dated as of
                        October 31, 1997, among MCC Acquisition Corp., PIC Resources Corp., the Shareholders of PIC Resources Corp. and ATN Communications Inc.

                 *2.5--Short-Term Note dated October 31, 1997 issued by MCC
                        Acquisition Corp. to Bonner B. Hardegree, trustee for the benefit of Wayne Wright and Bonner B. Hardegree.

                 *2.6--Form of Long-Term Note.

                 99.1--Unaudited Pro Forma Balance Sheet as of September
                         30, 1997.

-----------------

*Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Murdock Communications Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MURDOCK COMMUNICATIONS
                                        CORPORATION

Date:  January 14, 1998
                                        BY         /s/ Thomas E. Chaplin
                                          ------------------------------------
                                                      Thomas E. Chaplin, Chief
                                                      Executive Officer

PRIORITY INTERNATIONAL COMMUNICATIONS, INC. AND PIC
RESOURCES CORPORATION

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                                       6
COMBINED FINANCIAL STATEMENTS:
 Combined Balance Sheet as of September 30, 1997                                   7
 Combined Statements of Operations for the nine months ended September 30, 1997
  and year ended December 31, 1996                                                 8
 Combined Statements of Shareholders' Equity (Deficit) for the nine months ended
  September 30, 1997 and year ended December 31, 1996                              9
 Combined Statements of Cash Flows for the nine months ended September 30,
  1997 and year ended December 31, 1996                                            11
Notes to Combined Financial Statements                                             12

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Priority International Communications, Inc. and PIC Resources Corporation

We have audited the accompanying combined balance sheet of Priority International Communications, Inc. and PIC Resources Corporation, both of which are under common ownership and common management, as of September 30, 1997, and the related combined statements of operations, shareholders' equity (deficit) and cash flows for the nine month period ended September 30, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Priority International Communications, Inc. and PIC Resources Corporation as of September 30, 1997, and the results of their combined operations and their combined cash flows for the nine month period ended September 30, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, on May 29, 1997, management of Priority International Communications, Inc. formed PIC Resources Corporation and on May 31, 1997 purchased certain assets from United Network, Inc. and 80% of the outstanding common stock of ATN Communications, Inc. from United Network, Inc. Accordingly, the combined financial statements applicable to the period after May 29, 1997 include the accounts of Priority International Communications, Inc. and PIC Resources Corporation.

/s/ Deloitte & Touche LLP

December 29, 1997
Cedar Rapids, Iowa

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

COMBINED BALANCE SHEET
September 30, 1997
--------------------------------------------------------------------------------
ASSETS (Note 3)
CURRENT ASSETS:
  Cash and cash equivalents                                    $  20,367
  Accounts receivable                                            477,130
  Other current assets                                            38,297
                                                              ----------
           Total current assets                                  535,794
                                                              ----------





PROPERTY AND EQUIPMENT:
  Telecommunications equipment                                 1,267,612
  Furniture and equipment                                        182,694
                                                              ----------
  Total                                                        1,450,306
  Accumulated depreciation                                      (220,265)
                                                              ----------
           Property and equipment, net                         1,230,041
                                                              ----------



OTHER ASSETS:
  Purchased equipment location contracts, net of
    accumulated amortization of $163,115                         257,351
  Goodwill, net of accumulated amortization of  $10,340          144,757
  Other assets                                                    41,874
                                                              ----------
           Total other assets                                    443,982
                                                              ----------




TOTAL                                                         $2,209,817
                                                              ==========

LIABILITIES AND  SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Outstanding checks in excess of bank balance                  $ 147,305
  Accounts payable                                                75,520
  Accrued commissions                                            413,927
  Other accrued expenses                                         237,997
  Current portion of long-term debt (Note 3)                     893,554
                                                              ----------
           Total current liabilities                           1,768,303
                                                              ----------

LONG-TERM LIABILITIES:
  Long-term debt, less current portion (Note 3)                  727,180
                                                              ----------

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' (DEFICIT):
  Priority International Communications, Inc.:
    7% Series A Convertible Preferred Stock, no par
    or stated value (Note 4);
    Authorized - 500,000 shares;
    Issued and outstanding: 10,185 shares                        152,775
    Common stock, $.01 par value;
    Authorized - 1,000,000 shares;
    Issued and outstanding: 189,659 shares                         1,897
  PIC Resources Corporation -
  Common stock, $.01 par value;
    Authorized - 1,000,000 shares;
    Issued and outstanding:  1,000 shares                             10
  Additional paid-in capital                                     677,400
  Accumulated deficit                                         (1,117,748)
                                                              ----------

      Total shareholders' (deficit)                             (285,666)
                                                              ----------



TOTAL                                                         $2,209,817
                                                              ==========

See notes to combined financial statements.

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED DECEMBER 31, 1996
---------------------------------------------------------------------

                                                                1997              1996
REVENUES:
  Call processing revenues                                   $4,897,257        $3,471,712
  Other income                                                   53,400            72,545
                                                            -----------       -----------
           Total revenues                                     4,950,657         3,544,257

CALL PROCESSING EXPENSE                                       3,665,417         2,576,112
                                                            -----------       -----------


GROSS OPERATING PROFIT                                        1,285,240           968,145

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  1,220,401           909,732

DEPRECIATION AND AMORTIZATION EXPENSE                           223,288           153,076

INTEREST EXPENSE                                                 75,134            99,841
                                                            -----------       -----------

NET LOSS                                                    $  (233,583)      $  (194,504)
                                                            ===========       ===========


See notes to combined financial statements.

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED DECEMBER 31, 1996
(CONTINUED)
-------------------------------------------------------------------------------

                                                 COMMON STOCK                                                           SHARE-
                                            ----------------------                    ADDITIONAL                       HOLDERS'
                                            Priority International    PREFERRED         PAID-IN      ACCUMULATED        EQUITY
                                             Communications, Inc.       STOCK           CAPITAL        DEFICIT        (DEFICIT)
BALANCES AT DECEMBER 31, 1995                $     1,449                              $   65,201    $  (681,195)     $   (614,545)

  Issuance of 10,185 shares of Series A
   Convertible Preferred stock                                       $    152,775                                         152,775

  Accrued dividends on 7% Series A
    Convertible Preferred Stock                                                                          (6,931)           (6,931)

  Net loss for 1996                                                                                    (194,504)         (194,504)
                                             -----------             ------------     ----------    -----------      ------------

BALANCES AT DECEMBER 31, 1996                $     1,449             $    152,775     $   65,201    $  (882,630)     $   (663,205)
                                             ===========             ============     ==========    ===========      ============

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED
DECEMBER 31, 1996 (CONCLUDED)
--------------------------------------------------------------------------------

                                                                 COMMON STOCK
                                                   ----------------------------------------
                                                   PIC Resources     Priority International          PREFERRED
                                                    Corporation        Communications, Inc.            STOCK
BALANCES AT DECEMBER 31, 1996                                        $      1,449                 $    152,775

  Issuance of 1000 shares of common stock          $        10

  Accrued dividends on 7% Series A
  Convertible Preferred Stock

  Note payable converted to common stock
  (44,777 shares)                                                             448

  Net loss for 1997
                                                   -----------       ------------                 ------------

BALANCES AT SEPTEMBER 30, 1997                     $        10       $      1,897                 $    152,775
                                                   ===========       ============                 ============


                                                                                                        SHARE-
                                                    ADDITIONAL                                         HOLDERS'
                                                      PAID-IN        ACCUMULATED                       EQUITY
                                                      CAPITAL          DEFICIT                       (DEFICIT)
BALANCES AT DECEMBER 31, 1996                      $    65,201       $   (882,630)                $   (663,205)

  Issuance of 1000 shares of common stock                  990                                           1,000

  Accrued dividends on 7% Series A
  Convertible Preferred Stock                                              (1,535)                      (1,535)

  Note payable converted to common stock
  (44,777 shares)                                      611,209                                         611,657

  Net loss for 1997                                                      (233,583)                    (233,583)
                                                   -----------       ------------                 ------------

BALANCES AT SEPTEMBER 30, 1997                     $   677,400       $ (1,117,748)                $   (285,666)
                                                   ===========       ============                 ============





See notes to combined financial statements.

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

COMBINED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

                                                                                    1997             1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $   (233,583)   $  (194,504)
  Adjustments to reconcile net loss to net
    cash flows from operating activities:
    Depreciation and amortization                                                   223,288        153,076
    Changes in operating assets and liabilities:
      Accounts receivable                                                          ( 60,893)        91,070
      Other assets                                                                   40,052        (27,286)
      Outstanding checks in excess of bank balance                                  147,305           -
      Accounts payable                                                             (381,053)       (32,860)
      Other accrued expenses                                                        422,329         14,197
                                                                               ------------    -----------
           Net cash flows from operating activities                                 157,445          3,693
                                                                               ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                               (44,940)       (15,515)
  Payments for purchased equipment location
     contracts                                                                         -          (105,806)
  Purchase of a business (Note 1)                                                  (700,000)          -
                                                                               ------------    -----------
           Net cash flows from investing activities                                (744,940)      (121,321)
                                                                               ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt                                                      791,173        361,265
  Payments on long-term debt                                                       (155,593)      (421,642)
  Proceeds from issuance of 7% Series A Convertible Preferred Stock                    -           152,775
  Dividends paid on 7% Series A Convertible Preferred Stock                          (1,535)        (6,931)
  Borrowings of line of credit                                                         -           118,925
  Payments on line of credit                                                           -           (97,000)
  Organizational costs incurred                                                     (27,183)          -
  Proceeds from issuance of common stock                                              1,000           -
                                                                               ------------    -----------
           Net cash flows from financing activities                                 607,862        107,392
                                                                               ------------    -----------

NET INCREASE IN CASH                                                                 20,367        (10,236)

CASH AT BEGINNING OF PERIOD                                                            -            10,236
                                                                               ------------    -----------

CASH AT END OF PERIOD                                                          $     20,367    $      -
                                                                               ============    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest                                     $     56,944    $    58,585
  Note payable converted to common stock                                            611,657           -
  Issuance of note payable for business acquired                                    500,000           -




See notes to combined financial statements.

PRIORITY INTERNATIONAL COMMUNICATIONS, INC.
AND PIC RESOURCES CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED DECEMBER 31, 1996
------------------------------------------------------------------------------

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF BUSINESS - Priority International Communications, Inc. ("PIC") is primarily engaged in the business of providing long-distance telecommunications services to patrons of hotels and public and private payphone owners with which PIC has contracts to provide such services. Services include, but are not limited to, credit card billing services, live operator services, automated collection and messaging delivery services, voice mail services and telecommunications consulting. At September 30, 1997, PIC maintains equipment location contracts with approximately 257 hotels and services 3,698 payphones throughout the United States.

   On December 31, 1995, PIC acquired substantially all of the assets of U.S. Amerifone, Inc., U.S. American Payphone Management, Inc. and U.S. Amerilease Corporation (collectively, the "Ameri-Companies") and assumed all of the liabilities and debt of the Ameri-Companies for 87,570 shares of common stock and a $681,195 7% convertible note payable (conversion rate of $13.66 per share). As PIC and the Ameri-Companies were under common management and common ownership prior and subsequent to the transaction, assets acquired and liabilities assumed as a result of the purchase were recorded at carry-over basis and the convertible note payable was recorded as a shareholder distribution.

   PIC Resources Corporation ("PIC-R") was established May 29, 1997, solely to acquire the operations of ATN Communications, Inc. ("ATN") and related switching equipment. On May 31, 1997, PIC-R purchased certain assets of United Network, Inc. ("UNI"), primarily switching equipment, and 80% of the common stock of ATN from UNI for a purchase price of $1,250,000, payable in $700,000 of cash and the issuance of a 7% promissory note for $500,000, due December 31, 1997. The ATN acquisition was accounted for as a purchase transaction. Accordingly, the combined financial statements include the operations of PIC-R for the period from May 29, 1997 (date of inception) to September 30, 1997. The purchase price has been allocated to assets acquired and liabilities assumed based on their fair value at the date of acquisition. The fair value of assets acquired and liabilities assumed is summarized as follows:

   Current assets                                                 $  292,727
   Property and equipment                                          1,173,414
   Goodwill and other intangibles                                    167,773
   Current liabilities assumed                                      (433,914)
                                                                  ----------
   Purchase price                                                 $1,200,000
                                                                  ==========

   PIC-R, operating through ATN, is primarily engaged in the business of providing carrier services for long-distance telecommunications companies throughout the United States. PIC-R handles incoming operator assisted calls with their operators on location.



   PRINCIPLES OF COMBINATION - The 1997 combined financial statements include the accounts of PIC and PIC-R (collectively referred to herein as the "Companies"). Significant transactions among the Companies have been eliminated. The Companies are under common management and have common ownership.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the collectibility of receivables, useful lives of property and equipment and impairment of long-lived assets.

   CERTAIN RISK CONCENTRATIONS - Approximately 50% of PIC's revenues are generated in Texas, 20% in California and 10% in each of the Southern, Mid-Atlantic and Central Mid-West state regions. PIC-R's revenues are largely concentrated in the southeastern United States.

   REVENUE RECOGNITION - After a hotel location agreement is signed, the Companies install equipment at the hotel site to provide the services called for under the equipment location agreement. A portion of the Companies' revenues is derived from processing credit card long-distance telephone calls made by the patrons of the hotels under the Companies' contracts with the hotel. The gross charges for these calls are recognized as revenues by the Companies as the calls are placed. At the same time, amounts are recorded as cost of services for long-distance charges from the carrier of the calls, as well as charges for processing the calls, an estimate of uncollectible accounts and commissions to be paid to the individual hotels based on the Companies' prior experience for these items. Additionally, after a private payphone contract is signed, PIC instructs the payphone owner to program the payphone to dial a designated "800" number for access to PIC's carrier. As with the hotels, the gross charges for these calls are recognized as revenues by PIC as the calls are placed. At the same time, amounts are recorded as cost of services for long-distance charges from the carrier of the calls, as well as charges for processing the calls, an estimate of uncollectible accounts and commissions to be paid to the individual owner based on PIC's prior experience for these items.

   CASH EQUIVALENTS - The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount for financial instruments included among cash and cash equivalents, accounts receivable and accounts payable approximates their fair value based on the short maturity of those instruments. The carrying amount of debt approximates their estimated fair value based on the credit, interest rate and prepayment risk involved and the term of the obligations.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed on these assets by the straight-line method over their estimated useful life of three to five years.

   The Companies periodically review long-lived assets and certain identifiable intangibles held and used by the Companies for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

   INTANGIBLES - The cost of obtaining equipment location contracts is amortized over the term of the related contracts of three to five years, using the straight-line method. Goodwill associated with the acquisition of ATN is amortized over five years using the straight-line method.

   INCOME TAXES - Deferred income taxes are provided for the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts, based on enacted tax laws and tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

   MINORITY INTEREST - Due to the shareholders' deficit of ATN for all periods presented, no amount is recorded attributable to the 20% minority interest in ATN.

2. PURCHASE OF CONTRACTS OF M-TECH COMMUNICATIONS, INC.

   On August 29, 1996, PIC purchased from M-Tech Communications, Inc. ("M-Tech") for a cash price of $95,000 certain long distance operator service contracts and related rights with regard to the providing of operator assisted long distance telephone services. PIC assumed no liabilities of M-Tech as a result of this purchase.

3.  LONG-TERM DEBT
    Long-term debt at September 30, 1997 consisted of the following:

    Note payable to financial institution bearing interest at 11.25%, due
     April 9, 1999, collateralized by substantially all assets of
     PIC not otherwise encumbered and personally guaranteed by
     certain PIC shareholders.                                                            $   70,820

    Note payable to financial institution bearing interest at 10.25%, due
     December 11, 1997, collateralized by substantially all assets of
     PIC not otherwise encumbered and personally guaranteed by
     certain PIC shareholders.                                                                37,747

    Note payable to M-Tech Communications, Inc. bearing interest at
     9.0%, due December 9, 1997, collateralized by certain contracts
     and contract rights of PIC.                                                               2,408

    Note payable to financial institution bearing interest at 11.25%, due
     May 3, 1999 through December 2, 1999, collateralized by certain equipment and note and lease assignments of PIC and personally
     guaranteed by certain PIC shareholders.                                                  27,285

    Note payable to J.C. and S.C. Symington Trusts bearing interest at 7.0%,
     due December 4, 1997.                                                                     16,006

    Note payable to Amnex bearing interest at 8.5%, due March 30, 1997, collateralized by a security interest in all billable call records processed
     by Amnex on behalf of PIC.                                                               57,377

    Uncollateralized, non-interest bearing demand notes payable to related parties.          795,232

    Line of credit with a financial institution with an available amount of $120,000, bearing interest at 10.0%, due October 9, 1997, collateralized by substantially all assets of PIC and personally guaranteed
     by certain PIC shareholders.                                                            113,859

    Note payable to UNI bearing interest at 7.0%, due December 31, 1997.                     500,000
                                                                                          ----------
    Total long-term debt                                                                   1,620,734

    Less current portion                                                                     893,554
                                                                                          ----------

    Long-term debt due after one year                                                     $  727,180
                                                                                          ==========

Due to the refinancing discussed in Note 7, $704,415 of current debt is classified as long-term.

Maturities of long-term debt for each of the five years subsequent to Sepetember 30, 1997 are as follows:

1998                                             $      893,554
1999                                                    155,044
2000                                                    153,646
2001                                                    177,007
2002                                                    204,450
Thereafter                                               37,033
                                                 --------------
 Total                                           $    1,620,734
                                                 ==============

   PIC has an irrevocable standby letter of credit with Liberty National Bank for $10,000, collateralized by a $10,000 certificate of deposit.

4. SHAREHOLDERS' EQUITY

   During the year ended December 31, 1996 PIC issued 10,185 shares of preferred stock for $15 per share. The preferred stock provides for cumulative annual dividends of 7% payable quarterly. The preferred stock is convertible into one share of common stock at anytime at the option of the holder. Commencing the earlier of (a) 24 months after issuance, or (b) the commencement of a public offering for the common stock pursuant to a registration statement filed with the Securities and Exchange Commission, PIC may redeem the preferred stock at a redemption price of $16.80 per share, plus accumulated unpaid dividends. In the event of liquidation dissolution or winding up of PIC, the holders of the preferred stock shall be entitled to receive payment of $15 per share plus any unpaid dividends before any distributions shall be made on the common stock.

   As mentioned in Note 1, in accordance with the purchase agreement between PIC and the Ameri-Companies, a 7% convertible note payable (the "Note") was issued to the majority shareholder for $681,195. The Note provided that during the term of the Note, at the option of the holder, the remaining unpaid principal, plus accrued interest, could be converted into shares of PIC common stock. Upon conversion, the holder would receive one share of PIC common stock for every $13.66 in value of the Note plus accrued interest. Effective May 31, 1997, the remaining balance of the Note of $611,657 was converted into 44,777 shares of PIC common stock.

5. INCOME TAXES

   There was no provision for income taxes in the nine months ended September 30, 1997 or the year ended December 31, 1996 due to current period losses and net operating losses incurred in prior years. A valuation allowance for the entire balance of deferred tax assets has been recorded because of uncertainty over their future realization. Deferred tax assets consists primarily of net operating loss carryforwards and to a lesser extent book versus tax depreciation differences. At September 30, 1997, the Companies have net operating loss carryforwards of approximately $330,000 to use to offset future taxable income. These net operating losses will expire, if unused, in 2011 and 2012.

6. COMMITMENTS AND CONTINGENCIES

   PIC is involved in an adversary proceeding filed in connection with two jointly administered Chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of Florida. On May 13, 1997, a joint motion of the Chapter 11 Trustees was filed for an order to show cause why certain individuals and entities, including PIC, should not be held in civil contempt of court; for relief under Rule 70 of the Federal Rules of Civil Procedure and Rule 7070 of the Federal Rules of Bankruptcy Procedure; and
   for the entry of an order of criminal referral for criminal conduct of certain individuals and entities, including an injunction on April 1, 1996 which included a prohibition against any dissipation of the assets of Tel-Span Communications, Inc. ("Tel-Span"); that on May 1, 1996, PIC entered into a new Operator Services Agreement with Tel-Span purporting to release PIC from its contractual obligation to use Tel-Span as its exclusive operator service provider; that on October 4, 1996, while the parties to the proceeding awaited the Court's ruling on ownership of certain assets of Tel-Span, PIC participated in a secret meeting in New Orleans at which an agreement was reached to begin migration of business which violated the Bankruptcy Court's injunction; and, finally, that PIC violated the Court's injunction since it aided and abetted a party bound by such order. In response, PIC has defended by asserting that it had no notice of any injunction entered into by the Bankruptcy Court as required by Rule 65(d) of the Federal Rules of Civil Procedure if such an order is to be enforced against a non-party such as PIC; that the injunction entered by the Bankruptcy Court did not clearly prohibit the conduct of PIC in migrating its own business; and in any event as a non-party, PIC's conduct was motivated by legitimate business concerns and did not constitute an aiding and abetting of a party's violation of the injunction. In relation to this matter, a claim has also been made against ATN Communications, Inc. ("ATN") and certain employees of ATN. Evidentiary hearings were held and written summations and closing briefs were filed by all parties with the Bankruptcy Court on or before September 19, 1997. The Bankruptcy Court has not rendered a judgment in relation to the above matter. The proceeding does not specify a dollar amount of damages. Although the Companies believe that this lawsuit is without merit and intends to defend vigorously against it, in the event of an adverse determination, there can be no assurance that this litigation will not have a material adverse effect on the Companies.  No loss, if any,
   has been recorded in the financial statements with respect to   this matter.

   PIC is a defendant in a lawsuit filed by Southwest Intelecom, Inc., d/b/a Intelecom, Inc. ("Intelecom") which is seeking recovery of approximately $28,000, together with reasonable and necessary attorney's fees based upon PIC's alleged failure to pay commissions owing to Intelecom for long-distance operator services provided to locations in Mexico and the United States. PIC has filed a written answer, generally denying all of the allegations set forth in Intelecom's original petition. PIC intends to file a counterclaim against Intelecom for a sum in excess of the sums claimed by Intelecom against PIC, based upon breach of an agreement whereby Intelecom was to have provided operator service traffic originating in Mexico to a switch owned or controlled by PIC. By failing to provide such operator service traffic originating in Mexico, Intelecom caused PIC to lose set-up costs in excess of $24,000, plus its business opportunity and profit. This case is set for a non-jury trial on March 9, 1998. In the opinion of management, the ultimate disposition of this case will not have a material adverse effect on the Companies' financial condition, results of operations, or cash flows.

   The Companies have certain other contingent liabilities with respect to litigation, claims and contractual agreements arising in the ordinary course of business. In the opinion of management, such contingent liabilities are not expected to have a material adverse effect on the financial condition, results of operations, or cash flows of the Companies.

   The Companies lease office space, automobiles and other facilities and equipment on short-term leases. At September 30, 1997, future minimum rental payments on lease obligations, primarily for facilities in which the Companies' operations are located, are as follows:


                                                         OPERATING
                                                          LEASES
    Years ending September 30:
          1998                                         $    201,152
          1999                                              203,878
          2000                                              184,681
          2001                                              161,857
          2002                                              110,720
                                                       ------------
          Minimum rental payments                      $    862,288
                                                       ============

   Rent expense under operating leases for the nine months ended September 30, 1997 and the year ended December 31, 1996 was $53,532 and $54,209, respectively.

   On March 1, 1997, PIC entered into a three-year employment agreement with the Vice-President / Chief Financial Officer ("VP/CFO"). Pursuant to these agreements, the VP/CFO will receive a base salary of $109,775 and an annual bonus at the discretion of the Board of Directors. The agreement contains a provision restricting competition with PIC for the greater of the term of the contract a party has with PIC or three years following termination of employment.

7. SUBSEQUENT EVENTS

   On October 28, 1997, PIC-R entered into a Note and Security Agreement with Berthel Fisher & Company Leasing, Inc. whereby PIC-R borrowed $1,000,000 at 14.5% to be repaid in monthly installments of $23,528, due November 1, 2002. The borrowing is collateralized by all telecommunications equipment owned by PIC-R. The proceeds from this financing were used to repay $300,000 in uncollateralized non-interest bearing demand notes payable to related parties, $500,000 to repay the note payable to UNI (see Note 1) and $200,000 for working capital. The repayment of the Note has been guaranteed by PIC. Should PIC-R fail to make payments on a timely basis or the Companies default on their obligations under the Note and Security Agreement, a significant shareholder of PIC-R has agreed to assume the Note.

   Effective October 31, 1997, Murdock Communications Corporation ("MCC") purchased all of the outstanding capital stock of PIC in exchange for a cash payment at closing of $500,000 and the issuance to certain shareholders of PIC of a promissory note in the principal amount of $840,000 due March 1, 1998 (the "Short-Term Note") and promissory notes with an aggregate principal amount of $1,910,000 due April 30, 1999 (the "Long-Term Notes" and, collectively with the Short-Term Note, the "PIC Notes"). Concurrently, MCC acquired all of the outstanding capital stock of PIC-R in exchange for a cash payment at closing of $30,000 and the issuance by MCC of an aggregate of 300,000 shares of common stock. In connection with the PIC acquisition, MCC also loaned $400,000 to PIC-R for capital expenditures.

   The PIC-R agreement provides that MCC will issue additional shares of common stock to the extent that the combined earnings before interest, taxes, depreciation and amortization ("EBITDA") of PIC and PIC-R for either of the first two full twelve month periods after closing exceeds $1,000,000.
   Shares of common stock with an assigned value of $1.25 will be issued for each dollar of EBITDA over $1,000,000 during either of the twelve month periods. MCC granted piggyback registration rights to the PIC-R shareholders with respect to any secondary offerings of common stock made within three years after the closing of the PIC acquisition.

   MCC's obligations under the PIC notes have been guaranteed by MCC and are subject to a security interest in the shares of PIC stock and PIC-R stock acquired by MCC pursuant to the PIC acquisition. In the event that MCC defaults with respect to the repayment of the Short-Term Note, the holders of the PIC notes will have the right to rescind the PIC acquisition by surrendering the shares of common stock issued in the PIC acquisition and the PIC notes to MCC in exchange for the return of all of the shares of PIC and PIC-R stock. In addition, if the PIC acquisition is rescinded, the shareholders of PIC and PIC-R would retain the $530,000 cash payments made at closing and the $400,000 advanced to PIC-R.

                                   * * * * *

ATN COMMUNICATIONS, INC.

TABLE OF CONTENTS
-------------------------------------------------------------------------------
                                                                    PAGE

INDEPENDENT AUDITORS' REPORT                                        20

FINANCIAL STATEMENTS:
 Statements of Operations for the five month period
 ended May 31, 1997 and for the year ended December 31, 1996        21

 Statements of Cash Flows for the five month period
 ended May 31, 1997 and for the year ended December 31, 1996        22

 Notes to Financial Statements                                      23

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
ATN Communications, Inc.


We have audited the accompanying statements of operations and of cash flows of ATN Communications, Inc. for the five month period ended May 31, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of ATN Communications, Inc. for the five month period ended May 31, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Cedar Rapids, Iowa
December 29, 1997

ATN COMMUNICATIONS, INC.

STATEMENTS OF OPERATIONS
FIVE MONTHS ENDED MAY 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                             1997                     1996
REVENUES:
  Call processing revenues                                          $       2,102,287         $     1,953,908
  Other income                                                                 95,536                  16,139
                                                                    -----------------         ---------------
           Total revenues                                                   2,197,823               1,970,047

CALL PROCESSING EXPENSES                                                    1,735,531               1,688,097
                                                                    -----------------         ---------------


GROSS OPERATING PROFIT                                                        462,292                 281,950

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                  382,175                 573,194

DEPRECIATION AND AMORTIZATION EXPENSE                                         137,779                 327,739

INTEREST EXPENSE                                                               21,156                  13,810
                                                                    -----------------         ---------------

NET LOSS                                                            $         (78,818)        $      (632,793)
                                                                    =================         ===============


See notes to financial statements.

ATN COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
FIVE MONTHS ENDED MAY 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                                1997                   1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                       $ (78,818)         $ (632,793)
  Adjustments to reconcile net loss to net
    cash flows from operating activities:
    Depreciation and amortization                                                  137,779             327,739
    Common stock grant of 20% to management                                           -                 35,000
    Changes in operating assets and liabilities:
      Receivables                                                                   40,019            (183,398)
      Other assets                                                                     205               8,469
      Accounts payable                                                             175,100             118,053
      Accrued expenses                                                            (234,672)            341,637
                                                                                 ---------           ---------
           Net cash flows from operating activities                                 39,613              14,707
                                                                                 ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                              (39,613)            (14,707)
                                                                                 ---------           ---------

NET INCREASE IN CASH                                                                  -                   -

CASH AT BEGINNING OF PERIOD                                                           -                   -
                                                                                 ---------           ---------

CASH AT END OF PERIOD                                                            $    -              $    -
                                                                                 =========           =========
SUPPLEMENTAL DISCLOSURE -
  Cash paid during the period for interest                                       $  21,156           $  13,810
                                                                                 =========           =========

See notes to financial statements.

ATN COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
FIVE MONTHS ENDED MAY 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    REPORTING ENTITY - ATN Communications, Inc. ("ATN") and United Network, Inc. ("UNI") are members of a consolidated group. The accompanying financial statements include the operations of ATN and certain assets of UNI (primarily switching equipment used in ATN's operations). ATN and certain assets of UNI (collectively the "Company") were acquired by PIC Resources Corporation on May 31, 1997 (see Note 5).

    DESCRIPTION OF BUSINESS - The Company is primarily engaged in the business of providing carrier services for long-distance telecommunications companies and handles incoming operator assisted calls with its operators on location primarily in the southeastern United States. Additionally, the Company provides unbundled services to the long-distance provider, such as customer billing and collections, call validation, operator charges, network and bad debt costs.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated.

    INCOME TAXES - The operations of the Company are included in a consolidated income tax return. The income tax provisions reflected in the statements of operations are calculated as if the Company files separate tax returns. Due to operating losses by the Company for all periods presented and uncertainty as to their future realization, no provision for income taxes has been recorded.

    REVENUE RECOGNITION - The gross charges for calls are recognized as revenues by the Company as the calls are placed. At the same time, amounts are recorded as cost of services for long distance charges from the carrier of the calls, as well as charges for processing the calls, an estimate for uncollectible accounts and commissions to be paid based on the Company's prior experience for these items.

    CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed on these assets by the straight-line method over their estimated useful life of three to five years.

    The Company periodically reviews its long-lived assets used by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

2.  OPERATING LEASES

    Rent expense under operating leases for the five months ended May 31, 1997 and the year ended December 31, 1996 was $44,950 and $98,750, respectively.


3.  RELATED PARTY TRANSACTIONS

    Other income includes $81,200 of commissions earned from UNI for the five months ended May 31, 1997.

    Call processing expenses include $620,000 and $211,500 of commissions paid to Priority International Communications, Inc. (see Note 5) for the five months ended May 31, 1997 and the year ended December 31, 1996, respectively.

    Rent expenses disclosed in Note 2 above primarily represent payments for office rent made to ATN Towers, Inc., a related entity.

4.  LITIGATION

    ATN is involved in an adversary proceeding filed in connection with two jointly administered Chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of Florida. On May 13, 1997, a joint motion of the Chapter 11 Trustees was filed for an order to show cause why certain individuals and entities, including ATN, should not be held in civil contempt of court; for relief under Rule 70 of the Federal Rules of Civil Procedure and Rule 7070 of the Federal Rules of Bankruptcy Procedure; and for the entry of an order of criminal referral for criminal conduct of certain individuals and entities, including an injunction on April 1, 1996 which included a prohibition against any dissipation of the assets of Tel-Span Communications, Inc. ("Tel-Span"); that on May 1, 1996, ATN entered into a new Operator Services Agreement with Tel-Span purporting to release ATN from its contractual obligation to use Tel-Span as its exclusive operator service provider; that on October 4, 1996, while the parties to the proceeding awaited the Court's ruling on ownership of certain assets of Tel-Span, ATN participated in a secret meeting in New Orleans at which an agreement was reached to begin migration of business which violated the Bankruptcy Court's injunction; and, finally, that ATN violated the Court's injunction since it aided and abetted a party bound by such order. In response, ATN has defended by asserting that it had no notice of any injunction entered into by the Bankruptcy Court as required by Rule 65(d) of the Federal Rules of Civil Procedure if such an order is to be enforced against a non-party such as ATN; that the injunction entered by the Bankruptcy Court did not clearly prohibit the conduct of ATN in migrating its own business; and in any event as a non-party, ATN's conduct was motivated by legitimate business concerns and did not constitute an aiding and abetting of a party's violation of the injunction. In relation to this matter, a claim has also been made against certain employees of ATN. Evidentiary hearings were held and written summations and closing briefs were filed by all parties with the Bankruptcy Court on or before September 19, 1997. The Bankruptcy Court has not rendered a judgment in relation to the above matter. The proceeding does not specify a dollar amount of damages. Although the Company believes that this lawsuit is without merit and intends to defend vigorously against it, in the event of an adverse determination, there can be no assurance that this litigation will not have a material adverse effect on the Company. No loss, if any, has been recorded in the financial statements with respect to this matter.

    ATN has certain other contingent liabilities with respect to litigation, claims and contractual agreements arising in the ordinary course of business. In the opinion of management, such contingent liabilities are not expected to have a material adverse effect on the financial condition, results of operations, or cash flow of the Company.

5.  SUBSEQUENT EVENT

    Effective May 31, 1997, PIC Resources Corporation, an affiliate of Priority International Communications, Inc., purchased certain assets of UNI and 80% of the common stock of ATN from UNI for a purchase price of $1,200,000, payable in $700,000 in cash and the issuance of a $500,000 7% promissory note due December 31, 1997.

                                   * * * * *

Pro Forma Financial Information of Murdock Communications Corporation


On October 31, 1997, Murdock Communications Corporation (the "Company" or "MCC") completed its acquisition of two companies, Priority International Communications, Inc. ("PIC") and PIC Resources Corp. ("PIC-R") (collectively, the "PIC Acquisition"). PIC and PIC-R are under common management and have common ownership. PIC sells long-distance operator services to payphones, hotels, hospitals, universities, condominiums and other institutions. PIC-R, operating through ATN Communications, Inc. ("ATN"), is a provider of long-distance operator services.

Pursuant to the Stock Purchase Agreement, dated as of August 22, 1997, as amended (the "PIC Agreement"), among MCC Acquisition Corp., a wholly owned subsidiary of the Company ("MCC Sub"), PIC and certain shareholders of PIC, MCC Sub acquired all of the outstanding capital stock of PIC in exchange for a cash payment at closing of $500,000 and the issuance by MCC Sub to certain of the PIC shareholders of a promissory note in the principal amount of $840,000 due March 1, 1998 (the "Short-Term Note") and promissory notes with an aggregate principal amount of $1,910,000 due April 30, 1999 (the "Long-Term Notes" and, collectively with the Short-Term Note, the "PIC Notes"). Pursuant to the Stock Purchase Agreement, dated as of August 22, 1997, as amended (the "PIC-R Agreement"), among MCC Sub, PIC-R, ATN and the shareholders of PIC-R, MCC Sub acquired all of the outstanding capital stock of PIC-R in exchange for a cash payment at closing of $30,000 and the issuance by the Company of an aggregate of 300,000 shares of Common Stock. In connection with the PIC Acquisition, the Company also loaned, prior to September 30, 1997, $400,000 to ATN for capital expenditures.

The PIC-R Agreement provides that the Company will issue additional shares of Common Stock to the extent that the combined earnings before interest, taxes, depreciation and amortization ("EBITDA") of PIC and PIC-R for either of the first two full twelve month periods after closing exceeds $1,000,000. Shares of Common Stock with an assigned value of $1.25 will be issued for each dollar of EBITDA over $1,000,000 during either of the twelve month periods. The Company granted piggyback registration rights to the PIC-R shareholders with respect to any secondary offerings of Common Stock made within three years after the closing of the PIC Acquisition.

MCC Sub's obligations under the PIC Notes have been guaranteed by the Company and are subject to a security interest in the shares of PIC stock and PIC-R stock acquired by MCC Sub pursuant to the PIC Acquisition. In the event that MCC Sub defaults with respect to the repayment of the Short-Term Note, the holders of the PIC Notes will have the right to rescind the PIC Acquisition by surrendering the shares of Common Stock issued in the PIC Acquisition and the PIC Notes to MCC Sub in exchange for the return of all the shares of PIC Stock and PIC-R Stock. In addition, if the PIC Acquisition is rescinded, the shareholders of PIC and PIC-R would retain the $530,000 cash payments made at closing and the $400,000 advanced to ATN. If the Company completes any primary offering of its equity securities during the term of the PIC Notes (other than pursuant to employee options or outstanding warrants), the Company must apply at least 67% of the net proceeds of such offering in excess of $500,000 to repay the Short-Term Note and then 50% of the net proceeds received after March 1, 1998 to repay the Long-Term Notes.

The Company financed the PIC Acquisition by using part of the proceeds of the offering of shares of Convertible Preferred Stock, and the issuance of the Short-Term Note, the Long-Term Notes and the shares of Common Stock to the shareholders of PIC and PIC-R.

The following pro forma financial information covers the registrant's nine-month period ended September 30, 1997, as filed with the Securities and Exchange Commission, utilizing MCC's interim results for the first nine months of its year ended December 31, 1997, MCC's year ended December 31, 1996, as filed with the Securities and Exchange Commission, utilizing MCC's results for its year ended December 31, 1996, and for the balance sheet, MCC's interim balance sheet as of September 30, 1997, as filed with the Securities and Exchange Commission.

The pro forma statements of operations reflect the results of operations as if the acquisition was consummated as of the beginning of the year ended
December 31, 1996 and as if the acquisition was consummated as of the beginning of the nine-month interim period ended September 30, 1997.

ATN was acquired by PIC on May 31, 1997 and was accounted for as a purchase transaction. Accordingly, the combined financial statements of PIC and PIC-R include the operations of PIC-R for the period from May 31, 1997 (date of acquisition) to September 30, 1997. The operations of ATN have been included for the five month period ended May 31, 1997 for inclusion in the pro forma statements of operations for the nine month period ended September 30, 1997.

The pro forma balance sheet information reflects the financial condition as if the acquisition was consummated on September 30, 1997.

The pro forma financial information presented reflects a preliminary allocation of the purchase price under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.


The unaudited combined financial statements set forth below are not necessarily indicative of either future results of operations or results that might have been achieved if the merger had been consumated as of the dates indicated.

MURDOCK COMMUNICATIONS CORPORATION

PRO-FORMA BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                                                           PIC &                              Pro-Forma
                                                            PIC-R               MCC           Adjustments                 Total
Current Assets:
   Cash                                              $          20,367  $         96,069                            $     116,436
   Receivables                                                 477,130         1,095,019                                1,572,149
   Other current assets                                         38,297           706,689    $   (400,000)   {A}           344,986
                                                     -----------------  ----------------    ------------            -------------
      Total current assets                                     535,794         1,897,777        (400,000)               2,033,571
                                                     -----------------  ----------------    ------------            -------------

Property and Equipment:
   Land and building                                                             463,693                                  463,693
   Telecommunications equipment                              1,267,612         7,240,049                                8,507,661
   Furniture and equipment                                     182,694           347,862                                  530,556
                                                     -----------------  ----------------                            -------------
                                                             1,450,306         8,051,604                                9,501,910
   Accumulated depreciation                                   (220,265)       (6,690,853)                              (6,911,118)
                                                     -----------------  ----------------                            -------------
                                                             1,230,041         1,360,751                                2,590,792
   Capital leases, net                                                         1,118,291                                1,118,291
                                                     -----------------  ----------------                            -------------
      Property and equipment, net                            1,230,041         2,479,042                                3,709,083
                                                     -----------------  ----------------                            -------------

Other Assets:
   Goodwill, net                                               144,757                         3,821,055    {C}         3,965,812
   Other intangible assets, net                                257,351           931,388                                1,188,739
   Other assets                                                 41,874           391,783                                  433,657
                                                     -----------------  ----------------    ------------            -------------
      Total other assets                                       443,982         1,323,171       3,821,055                5,588,208
                                                     -----------------  ----------------    ------------            -------------

Total assets                                         $       2,209,817  $      5,699,990      $3,421,055            $  11,330,862
                                                     =================  ================    ============            =============
Current Liabilities:
   Notes payable                                                         $       649,975   $   1,394,746   {C}      $   2,044,721
   Outstanding checks in excess of bank balances     $         147,305                           555,925   {C}            703,230
   Accounts payable                                             75,520         1,034,164                                1,109,684
   Accrued expenses                                            651,924           753,929                                1,405,853
   Current portion of capital lease obligations                                1,191,098                                1,191,098
   Current portion of long-term debt                           893,554            16,214        (400,000)  {A}            509,768
                                                     -----------------  ----------------    ------------            -------------
      Total current liabilities                              1,768,303         3,645,380       1,550,671                6,964,354
                                                     -----------------  ----------------    ------------            -------------

Long-term Liabilities:
   Capital lease obligations                                                   2,154,974                                2,154,974
   Long-term debt                                              727,180           262,190       1,072,843   {C}          2,062,213
   Preferred stock of subsidiary                               152,775                          (152,775)                    -
   Deferred income                                                                58,804                                   58,804
                                                     -----------------  ----------------    ------------            -------------
      Total liabilities                                      2,648,258         6,121,348       2,470,739               11,240,345
                                                     -----------------  ----------------    ------------            -------------

Shareholders' Deficit:
   Preferred stock                                                               894,112                                  894,112
   Common stock                                                  1,907        12,165,708         509,968   {C}         12,677,583
   Common stock warrants                                                           8,400                                    8,400
   Additional paid-in capital                                  677,400           234,000        (677,400)  {C}            234,000
   Accumulated deficit                                      (1,117,748)      (13,723,578)      1,117,748   {C}        (13,723,578)
                                                     -----------------  ----------------    ------------            -------------
      Total shareholders' deficit                             (438,441)         (421,358)        950,316                   90,517
                                                     -----------------  ----------------    ------------            -------------

Total liabilities and shareholders' deficit          $       2,209,817  $      5,699,990   $   3,421,055            $  11,330,862
                                                     =================  ================   =============            =============

Pro Forma Adjustments:

{A} - Eliminate intercompany note receivable and note payable.
{B} - Eliminate intercompany sales and cost of sales.
{C} - To record goodwill arising from purchase accounting adjustments made based on APB 16 and related acquisition notes payable and common stock issued. The common stock was valued at the closing price at date of acquisition less a 35% discount for its restricted nature.
{D} - To record interest expense on the acquisition notes.
{E} - To record amortization expense on goodwill using the straight-line method over 10 years.

MURDOCK COMMUNICATIONS CORPORATION

PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                                                  PIC &                 ATN
                                                  PIC-R           Communications             MCC
Call processing revenues                   $  4,897,257          $  2,102,287           $    5,105,265
Sales and rentals                                                                              418,861
Other income                                     53,400                95,536                   89,398
                                           ------------          ------------           --------------
   Total revenues                             4,950,657             2,197,823                5,613,524
                                           ------------          ------------           --------------

Cost of sales - calls                        (3,665,417)           (1,735,531)              (4,065,212)
Cost of sales - equipment                                                                    (306,753)
                                           ------------          ------------           --------------
   Total cost of sales                       (3,665,417)           (1,735,531)              (4,371,965)
                                           ------------          ------------           --------------

Gross operating profit                        1,285,240               462,292                1,241,559

Selling, general and administrative          (1,220,401)             (382,175)              (2,617,075)
Depreciation and amortization                  (223,288)             (137,779)              (1,623,796)
Share of loss from joint venture                                                              (309,478)
                                           ------------          ------------           --------------
   Total operating costs                     (1,443,689)             (519,954)              (4,550,349)
                                           ------------          ------------           --------------

Operating loss                                 (158,449)              (57,662)              (3,308,790)

Interest expense                                (75,134)              (21,156)                (525,558)
                                           ------------          ------------           --------------

Loss before income taxes                       (233,583)              (78,818)              (3,834,348)

Income taxes                                                                                   (5,402)
                                           ------------          ------------           --------------

Net loss                                   $   (233,583)        $     (78,818)     $       (3,839,750)
                                           ============         =============      ==================
Net loss per common share                                                          $            (0.88)
                                                                                   ==================
Weighted average common stock outstanding                                                   4,362,081
                                                                                   ==================


                                                Pro Forma
                                               Adjustments                  Total
Call processing revenues                   $   (620,000)       {B}      $  11,484,809
Sales and rentals                                                             418,861
Other income                                                                  238,334
                                           ------------                 -------------
   Total revenues                              (620,000)                   12,142,004
                                           ------------                 -------------

Cost of sales - calls                           620,000        {B}         (8,846,160)
Cost of sales - equipment                                                    (306,753)
                                           ------------                 -------------
   Total cost of sales                          620,000                    (9,152,913)
                                           ------------                 -------------

Gross operating profit                                                      2,989,091

Selling, general and administrative                                        (4,219,651)
Depreciation and amortization                  (287,000)       {E}         (2,271,863)
Share of loss from joint venture                                             (309,478)
                                           ------------                 -------------
   Total operating costs                       (287,000)                   (6,800,992)
                                           ------------                 -------------

Operating loss                                 (287,000)                   (3,811,901)

Interest expense                               (227,400)       {D}           (849,248)
                                           ------------                 -------------

Loss before income taxes                       (514,400)                   (4,661,149)

Income taxes                                                                   (5,402)
                                           ------------                 -------------

Net loss                                   $   (514,400)                $  (4,666,551)
                                           ============                 =============
Net loss per common share                                               $       (1.00)
                                                                        =============
Weighted average common stock outstanding       300,000        {C}          4,662,081
                                           ============                 =============

Pro Forma Adjustments:

{A} - Eliminate intercompany note receivable and note payable.
{B} - Eliminate intercompany sales and cost of sales.
{C} - To record goodwill arising from purchase accounting adjustments made based on APB 16 and related acquisition notes payable and common stock issued. The common stock was valued at the closing price at date of acquisition less a 35% discount for its restricted nature.
{D} - To record interest expense on the acquisition notes.
{E} - To record amortization expense on goodwill using the straight-line method over 10 years.

MURDOCK COMMUNICATIONS CORPORATION

PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                          PIC &                 ATN
                                                          PIC-R            Communications               MCC
Call processing revenues                            $    3,471,712     $     1,953,908         $        6,248,317
Commissions revenue                                                                                     1,000,000
Sales and rentals                                                                                         483,937
Other income                                                72,545              16,139                    432,348
                                                    --------------     ---------------         ------------------
   Total revenues                                        3,544,257           1,970,047                  8,164,602
                                                    --------------     ---------------         ------------------

Cost of sales - calls                                   (2,576,112)         (1,688,097)                (4,813,177)
Cost of sales - equipment                                                                                (426,215)
                                                                                               ------------------
   Total cost of sales                                  (2,576,112)         (1,688,097)                (5,239,392)
                                                    --------------     ---------------         ------------------

Gross operating profit                                     968,145             281,950                  2,925,210
                                                    --------------     ---------------         ------------------

Selling, general and administrative                       (909,732)           (573,194)                (2,756,586)
Depreciation and amortization                             (153,076)           (327,739)                (2,284,258)
                                                    --------------     ---------------         ------------------
   Total operating costs                                (1,062,808)           (900,933)                (5,040,844)
                                                    --------------     ---------------         ------------------

Operating loss                                             (94,663)           (618,983)                (2,115,634)

Interest expense                                           (99,841)            (13,810)                (1,448,207)
                                                    --------------     ---------------         ------------------

Loss before income taxes and
   extraordinary item                                     (194,504)           (632,793)                (3,563,841)

Income taxes                                                                                               (8,112)
                                                    --------------     ---------------         ------------------

Loss before extraordinary item                            (194,504)           (632,793)                (3,571,953)

Extraordinary Item - gain on
   related party restructuring                                                                          1,084,314

Net loss                                            $     (194,504)    $      (632,793)        $       (2,487,639)
                                                    ==============     ===============         ==================

Pro forma net loss                                  $     (194,504)    $      (632,793)        $       (2,457,016)
                                                    ==============     ===============         ==================

Pro Forma Net Loss Per Common Share:

   Loss before extraordinary item                                                              $            (1.41)
   Extraordinary item                                                                                        0.43
                                                                                               ------------------
   Net loss                                                                                    $            (0.98)
                                                                                               ==================
Pro forma weighted average common stock outstanding                                                     2,508,329
                                                                                               ==================


                                                       Pro Forma
                                                      Adjustments                                          Total
Call processing revenues                            $   (211,500)      {B}                     $       11,462,437
Commissions revenue                                                                                     1,000,000
Sales and rentals                                                                                         483,937
Other income                                                                                              521,032
   Total revenues                                       (211,500)                                      13,467,406
                                                    ------------                               ------------------
Cost of sales - calls                                    211,500       {B}                             (8,865,886)
Cost of sales - equipment                                                                                (426,215)
   Total cost of sales                                   211,500                                       (9,292,101)
                                                    ------------                               ------------------

Gross operating profit                                                                                  4,175,305
                                                    ------------                               ------------------

Selling, general and administrative                                                                    (4,239,512)
Depreciation and amortization                           (382,000)      {E}                             (3,147,073)
                                                    ------------                               ------------------
   Total operating costs                                (382,000)                                      (7,386,585)
                                                    ------------                               ------------------

Operating loss                                          (382,000)                                      (3,211,280)

Interest expense                                        (303,200)      {D}                             (1,865,058)
                                                    ------------                               ------------------

Loss before income taxes and
   extraordinary item                                   (685,200)                                      (5,076,338)

Income taxes                                                                                               (8,112)
                                                    ------------                               ------------------

Loss before extraordinary item                          (685,200)                                      (5,084,450)

Extraordinary Item - gain on
   related party restructuring                                                                          1,084,314
                                                  --------------                               ------------------

Net loss                                          $     (685,200)                              $       (4,000,136)
                                                  ==============                               ==================
Pro forma net loss                                $     (685,200)                              $       (3,969,513)
                                                  ==============                               ==================

Pro Forma Net Loss Per Common Share:

   Loss before extraordinary item                                                               $           (1.80)
   Extraordinary item                                                                                        0.39
                                                                                                -----------------
   Net loss                                                                                     $           (1.41)
                                                                                                =================
Pro forma weighted average common stock outstanding     300,000       {C}                               2,808,329
                                                  ==============                                =================

Pro Forma Adjustments:

{A} - Eliminate intercompany note receivable and note payable.
{B} - Eliminate intercompany sales and cost of sales.
{C} - To record goodwill arising from purchase accounting adjustments made based on APB 16 and related acquisition notes payable and common stock issued.
{D} - To record interest expense on the acquisition notes.
{E} - To record amortization expense on goodwill using the straight-line method over 10 years.